Exhibit 5.1

Writer’s email: kps@fdlawlv.com

July 8, 2026

Lakeside Holding Limited
1475 Thorndale Ave, Suite A,
Itasca, IL 60143

Re:	Lakeside Holding Limited Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel for Lakeside Holding Limited, a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register any combination of shares of the common stock, par value $0.0001 per share, of the Company (“Common Stock”), and/or preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”), various series of debt securities, warrants to purchase any of such securities, and/or rights to purchase shares of our Common Stock or Preferred Stock, either individually or in units comprised of any of such securities, in one or more offerings, (each a “Company Security” and collectively, or in any combination, the “Company Securities”), for an aggregate offering price of up to $120,000,000.

The Company Securities may be issued and sold by the Company pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto. The Company Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In arriving at the opinion expressed below, we have examined such corporate proceedings, records and documents, and such matters of law, as we have considered necessary for the purposes of this opinion. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. As part of our examination, we have examined the following documents, among others:

A.	the Registration Statement;

B.	the Articles of Incorporation of the Company, as amended;

3275 South Jones Blvd., Suite 105 | Las Vegas, Nevada 89146 | Phone: (702) 307-9500 | Fax: (702) 382-9452

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C.	the Certificate of Amendment;

D.	the Bylaws of the Company, as amended;

E.	a Certificate of Good Standing issued by the Secretary of State of the State of Nevada, dated July 1, 2026, certifying that the Company is in existence and in good standing in the State of Nevada;

F.	a certain Unanimous Written Consent of the Board of Directors of the Company, dated June 30, 2026; and

G.	a certain certificate of the officers of the Company certifying as to certain factual matters.

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s full compliance with, any representations and warranties contained therein. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Articles of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

July 8, 2026

3.	With respect to shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a certificate of designation or amendment to the Articles of Incorporation fixing and determining the terms of such Preferred Stock conforming to the NRS, the filing of a certificate or amendment, as applicable, with the Secretary of State of Nevada, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and (b) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Articles of Incorporation and Bylaws, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

4.	With respect to any debt securities when (a) the board of directors of the Company has taken all necessary corporate action to approve an applicable indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, and such indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, has been validly executed and delivered by the Company, (b) any applicable indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any series of debt security duly established in accordance with the applicable indenture, if any, and (d) such debt security have been duly executed, countersigned, registered, issued and delivered either (i) in accordance with the indenture, if any, or any amendment or supplement thereto or other agreement in respect thereof, if any, the applicable definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, such debt securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or state law, (y) the validity, legally binding effect or enforceability of any provision of the indenture that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principle amount upon acceleration of the debt securities to the extent determined to constitute unearned interest.

July 8, 2026

5.	With respect to the issuance of any warrants, when (a) the board of directors of the Company has taken all necessary corporate action to approve the warrant agreement to be entered into in connection with the issuance of any warrants and such warrant agreement has been validly executed and delivered by the warrant agent and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any warrants duly established in accordance with the applicable warrant agreement and (c) such warrants have been duly executed, countersigned, registered, issued and delivered in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the securities issuable upon exercise of the warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), such warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.	With respect to any rights to purchase securities, when (a) the board of directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such rights, the terms of the offering thereof, and related matters and (b) such rights and agreements relating to the rights have been duly executed and delivered in accordance with the terms thereof (assuming the securities underlying the rights have been duly authorized, and validly issued by all necessary corporate action and in accordance with applicable law), then such rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	With respect to the issuance of any units, when (a) the board of directors of the Company has taken all necessary corporate action to approve the unit agreement, if any, to be entered into in connection with the issuance of any units and such unit agreement, if any, has been validly executed and delivered by the unit agent, if any, and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any units duly established in accordance with the applicable unit agreement, if any, and (c) such units have been duly executed, countersigned, registered, issued and delivered in accordance with the unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the securities underlying the units have been duly authorized, and validly issued by all necessary corporate action and in accordance with applicable law), such units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

July 8, 2026

The opinions set forth above are subject to the following additional assumptions:

(i)	the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

(ii)	all Company Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iii)	a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Company Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(iv)	the final terms of any of the Company Securities (including any Company Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Articles of Incorporation or Bylaws or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Company Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(v)	the Company shall have taken any action required to be taken by the Company, based on the type of Company Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Company Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Company Security takes place in accordance with such authorization), the board of directors of the Company shall have duly established the terms of such Company Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Company Security in conformity with the Articles of Incorporation and Bylaws (subject to the further assumption that neither the Articles of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Company Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Company Security takes place in accordance with such authorization);

July 8, 2026

(vi)	there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and

(vii)	to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

We render this opinion subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion as to any provision in any unit purchase agreement other agreement pursuant to which any Company Securities are to be issued or governed, or the Articles of Incorporation or Bylaws (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that releases, exculpates or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (iv) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (v) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vi) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (vii) that purports to require that amendments to any agreement be in writing; (viii) relating to powers of attorney, severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that provides a waiver of stay, extension or usury laws or of unknown future rights; and (xi) providing that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a

U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

July 8, 2026

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date of this letter, and we do not undertake by delivery of this opinion or otherwise to advise you of any change in any matter set forth herein, whether based on a change in law (whether by legislative action, judicial decision, administrative decision or otherwise) or a change in any fact arising subsequent to the date hereof that might affect any of the opinions expressed herein.

Very truly yours,

/s/ FLANGAS LAW GROUP

FLANGAS LAW GROUP